Exhibit 99.1

                     Advanta Provides Earnings Guidance for
                  2005; Increases 2005 Dividends by 20 Percent


    SPRING HOUSE, Pa.--(BUSINESS WIRE)--Nov. 29, 2004--Advanta Corp. (NASDAQ:ADVNB; ADVNA) today announced that it expects its 2005 pretax earnings for Advanta Business Cards of between $90 million and $95 million. Earnings from continuing operations is expected to be between $1.85 and $1.95 per diluted share for Class A and Class B shares combined. Consistent with prior periods, the earnings per share estimate assumes no gains or losses associated with the Company's venture capital portfolio as such amounts are based on future market conditions that cannot be reliably forecasted. During 2005, managed receivables are expected to grow 10% to 20% and owned receivables are expected to grow 23% to 33%.
    "Our strategy for 2005 remains focused on improving our asset quality and building our relationships with profitable, high credit quality customers," said Dennis Alter, Chairman and CEO. "We will continue to strengthen our offerings to the small business market by emphasizing access to products and services that meet the unique demands of small business and providing exceptional value to our customers."
    Advanta also announced that its Board of Directors has approved a 20 percent increase in its regular quarterly cash dividend effective for its first quarter 2005 dividend payable in May. As a result of this increase, 2005 quarterly dividends declared for its Class A common stock will increase from 9.45 cents to 11.34 cents and 2005 quarterly dividends declared for its Class B common stock will increase from 11.34 cents to 13.61 cents.

    Conference Call Details

    Advanta management will hold a conference call with analysts and institutional investors today, November 29, at 8:30 a.m. Eastern time. The call will be broadcast simultaneously for the public over the Internet through www.advanta.com or www.vcall.com. To listen to the live call, please go to the website at least 15 minutes early to register, download, and install any necessary audio software. Replays of the call will be available beginning at noon today on the Internet at www.advanta.com or www.vcall.com or by dialing (719) 457-0820 and referring to confirmation code 885511. The conference call may include a discussion of non-GAAP financial measures, which are reconciled to the most directly comparable GAAP financial measure in this press release or the statistical supplements available at www.advanta.com in the "Corporate Info section.

    About Advanta

    Advanta focuses on the small business market and related community, providing funding and support to the nation's small businesses through innovative products and services. Using its direct marketing and information based expertise, Advanta identifies potential customers and provides a high level of service tailored to the unique needs of small businesses. Advanta is one of the nation's largest issuers (through Advanta Bank Corp.) of MasterCard business credit cards to small businesses. Since 1951, Advanta has pioneered many of the marketing techniques common in the financial services industry today, including remote lending and direct mail, affinity and relationship marketing. Learn more about Advanta at www.advanta.com.

    This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest income including changes resulting from fluctuations in the volume of receivables and the range and timing of pricing offers to cardholders; (2) competitive pressures; (3) political conditions, social conditions, monetary and fiscal policies and general economic conditions that affect the level of new account originations, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or receivable balances, including the retention of cardholders after promotional pricing periods have expired; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company's receivables; (8) factors affecting the value of investments held by the Company; (9) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators and examinations; (10) effect of, and changes in, tax laws, rates, regulations and policies; (11) relationships with customers, significant vendors and business partners; (12) factors affecting the Company's ability to successfully develop, acquire, produce, test and market products or services; (13) the amount and cost of financing available to the Company; (14) the ratings on the debt of the Company and its subsidiaries; (15) revisions to estimates associated with the discontinued operations of the Company's mortgage and leasing businesses; (16) the effect of changes in accounting policies or practices as may be required by changes in U.S. generally accepted accounting principles; (17) the impact of litigation; (18) the proper design and operation of the Company's disclosure controls and procedures; and (19) the ability to attract and retain key personnel. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

    The Company has provided managed receivable data and other non-GAAP financial measurements in this document. Management believes that these non-GAAP financial measures used in managing the business may provide users additional useful information. The table attached to this press release includes a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure and a description of why the non-GAAP financial measures are useful to investors.



                               ADVANTA
                           ($ in thousands)

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES
-------------------------------------------------------------

    In addition to evaluating the financial performance of the Advanta Business Cards segment under U.S. generally accepted accounting principles ("GAAP"), we evaluate Advanta Business Cards' performance on a managed basis. Our managed business credit card receivable portfolio is comprised of both owned and securitized business credit card receivables. We sell business credit card receivables through securitizations accounted for as sales under GAAP. We continue to own and service the accounts that generate the securitized receivables. Managed data presents performance as if the securitized receivables had not been sold. We believe that performance on a managed basis provides useful supplemental information because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. Revenue and credit data on the managed portfolio provides additional information useful in understanding the performance of the retained interests in business credit card securitizations.

    The data below provides a reconciliation of forward-looking managed receivables and managed net principal charge-offs as a percentage of average managed receivables (non-GAAP financial measures) to owned receivables and owned net principal charge-offs as a percentage of average owned receivables (the most directly comparable GAAP financial measures). In the forward-looking business credit card credit data below, the Low End of Range column assumes the forward- looking average receivable balances multiplied by our Low End of Range charge-off rate expectations, and the High End of Range column assumes the forward-looking average receivable balances multiplied by our High End of Range charge-off rate expectations. The data presented below depict only certain possibilities out of a large set of possible scenarios.

                                             At December 31, 2005
                                         -----------------------------
Forward-Looking Ending Business Credit    Low End of    High End of
   Card Receivable Balances:                Range          Range
                                         ------------  --------------
     Owned                               $   905,000   $     985,000
     Securitized                           2,705,000       2,950,000
                                         ------------  --------------
     Managed                             $ 3,610,000   $   3,935,000


Forward-Looking Average Business Credit   Year Ended
   Card Receivable Balances:             Dec. 31, 2005
                                         -------------
     Owned                               $    840,000
     Securitized                            2,685,000
                                         -------------
     Managed                             $  3,525,000


                                         Year Ended December 31, 2005
                                         ----------------------------
Forward-Looking Business Credit Card      Low End of    High End of
   Credit Data:                              Range         Range
                                         ------------  --------------
     Owned net principal charge-offs     $    41,600   $      45,800
        As a percentage of average owned
         receivables                            4.95 %          5.45 %

     Securitized net principal charge-
      offs                               $   143,500   $     156,900
        As a percentage of average
         securitized receivables                5.34 %          5.84 %

     Managed net principal charge-offs   $   185,100   $     202,700
        As a percentage of average
         managed receivables                    5.25 %          5.75 %



    CONTACT: Advanta Corp.
             David Weinstock
             Investor Relations
             (215) 444-5335
             dweinstock@advanta.com
                 or
             Jennifer Lyons
             Communications
             (215) 444-5073
             AdvantaCommunications@advanta.com